                                                                    EXHIBIT 10.7

                                                                  EXECUTION COPY

                           ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of this 15th day of February, 1997, by and among SATELLINK PAGING, LLC, a Georgia limited liability company ("Purchaser") and CALL ONE, INC., a Texas corporation ("Seller") and JAMES SOWELL, LARRY SIMMONS and JAY LEE JAMESON, AS TRUSTEE OF THE SAFETON TRUST, dated October 1, 1992 (individually a "Shareholder" and collectively the "Shareholders").

     A. Seller is engaged in the business of providing voice messaging and call messaging services for paging devices (the "Business").

     B. Shareholders own all of the issued and outstanding capital stock of Seller.

     C. Purchaser desires to purchase from Seller all of Seller's assets related to the Business on and subject to the terms and conditions contained in this Agreement.

     D. Seller desires to sell to Purchaser all of Seller's assets related to the Business on and subject to the terms and conditions contained in this Agreement.

     E. Shareholders will directly benefit from Purchaser's purchase of such assets.

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE 1
                          PURCHASE AND SALE OF ASSETS

     1.1  Purchase and Sale of Acquired Assets.  At the Closing (as hereinafter
          -------------------------------------
defined), on and subject to the terms and conditions of this Agreement, Seller shall sell, assign, transfer, convey, and deliver to Purchaser, and Purchaser shall purchase, acquire, and accept from Seller, all of the right, title, and interest of Seller in and to (i) the Business, (ii) the name "Call One" and any other name or names under which Seller has conducted the Business and all goodwill associated therewith, and (iii) the following assets, properties, and rights of Seller, free and clear of all liens, claims, charges, security interests, and encumbrances of any kind or nature, as the same shall exist at the Closing Date (as hereinafter defined):

          (a) Except as set forth in SECTION 1.2(A), all hardware, software and interconnection facilities utilized in the provision and maintenance of voice messaging services located at ONEOK, Tulsa, Oklahoma, including any and all network switching equipment, peripheral computer and telecommunications hardware and software, parts and accessories, furniture and the like wherever located, whether or not reflected on the books and records of Seller (even if carried at no value) and related to the Business, and any and all assignable warranties of third parties with respect thereto (the "Equipment");

          (b) All of the contracts, airtime purchase agreements, leases, warranties, commitments, agreements, arrangements and purchase and sales orders, whether oral or written, pursuant to which Seller enjoys any right or benefit in connection with the Business, whether or not reflected upon the books and records of the Seller, together with the right of Seller to receive income in respect of such contracts, leases, warranties, commitments, agreements, arrangements, and purchase and sales orders on and after the Closing Date (individually, a "Contract" and collectively, the "Contracts");

          (c) All patents, designs, art work, designs-in progress, formulations, know-how, prototypes, inventions, trademarks, trade names, trade styles, service marks, and copyrights owned or held by Seller and related to the Business; all registrations thereof and applications therefor, both registered and unregistered, foreign and domestic; all trade secrets or processes owned by or belonging to Seller and related to the Business; all computer software (including documentation and related object and, if applicable, source codes) owned by or belonging to Seller and related to the Business; and all confidential or proprietary information that are either (i) owned by Seller and related to the Business, whether or not reflected on the books and records of Seller, or (ii) as to which Seller has rights as licensee, constituting all of the intellectual property of Seller used exclusively in the Business (the "Intellectual Property"), excluding however, all Intellectual Property related to the assets described in SECTION 1.2(A);

          (d) All existing records of sales, customer and vendor lists, manuals and printed instructions of Seller relating to the Acquired Assets (as hereinafter defined) and to the operation of the Business (the "Books and Records");

          (e) All licenses, permits, certificates, and governmental authorizations of Seller and related to the Business, including pending applications therefor (the "Permits");

          (f) All furniture, fixtures, and leasehold improvements, wherever located, reflected on the books and records of the Seller (even if carried at no value) and related to the Business, and any and all assignable warranties covering such furniture, fixtures, and leasehold improvements ("Furniture and Fixtures"); and

          (g) All contracts and agreements relating to interconnection facilities with the Local Exchange Carrier (Southwestern Bell) and the Interexchange Carrier (MCI Telecommunications) for the provision of local and long distance telephone service including monthly recurring fees, usage charges and 800 Access Numbers in active service necessary or desirable for the conduct of the Business (the "Telephone Contracts"); and

          (h) All of Seller's rights in, to, and under Seller's office lease, together with all of Seller's right, title, and interest in the buildings, fixtures and improvements, including construction-in-progress, and appurtenances thereto, located on the real property subject to such lease, and any and all assignable warranties of third parties with respect thereto (the "Office Lease").

     All of the items described in this SECTION 1.1 to be purchased by Purchaser and which are not Excluded Assets as defined in SECTION 1.2 are hereinafter collectively referred to as the "Acquired Assets."

     1.2  Excluded Assets of Seller.  Seller shall not sell and Purchaser shall
          --------------------------
not purchase or acquire and the Acquired Assets shall not include:

          (a) Any and all hardware and software associated with the "new voice mail platform" currently being developed by Voice Express including Show N' Tel software by Brooktrout, an Intel 166mhz Pentium based computer, Rhetorex Voice Boards with 48 port capacity, peripheral telecommunications hardware and software and any computer related parts and accessories necessary for the full and independent operation of the aforementioned platform.

          (b) Seller's corporate franchise, stock record books, corporate record books containing minutes of meetings of directors and stockholders, tax returns and records, books of account and ledgers, and such other records having to do with Seller's organization or stock capitalization; and

          (c) Any rights which accrue or will accrue to Seller under this Agreement; and

          (d) All accounts receivable and note receivables to the extent such accounts relate to periods prior to the Closing.

     All of the assets described in this SECTION 1.2 are hereinafter collectively referred to as the "Excluded Assets."

     1.3  Non-Solicitation.  At the Closing Seller and each Shareholder shall
          -----------------
enter into, execute and deliver the Non-Solicitation Agreement substantially in the form attached as EXHIBIT A hereto (the "Non-Solicitation Agreement").


                                   ARTICLE 2
                           ASSUMPTION OF LIABILITIES

     2.1  Assumption of Liabilities of Seller.  Subject to SECTION 2.2 hereof,
          ------------------------------------
as of the Closing Date, Purchaser shall assume responsibility for the performance and satisfaction of the executory obligations and liabilities of Seller arising from and after the Effective Time pursuant to the Contracts assigned pursuant to SECTION 1.1(B), the Telephone Contracts assigned pursuant to SECTION 1.1(G) and the Office Lease assigned pursuant to SECTION 1.1(H), but excluding any obligations or liabilities arising from or relating to any breach or violation of such Contracts, Telephone Contracts or Office Lease by Seller or default under such Contracts, Telephone Contracts or Office Lease by Seller.
The executory obligations and liabilities of Seller specifically assume pursuant to this SECTION 2.1 are hereinafter referred to as the "Assumed Liabilities."

     2.2  Excluded Liabilities of Seller.  Purchaser shall not assume or become
          -------------------------------
liable for any obligations, commitments, or liabilities of Seller, whether known or unknown, absolute, contingent, or otherwise, and whether or not related to the Acquired Assets except for the liabilities specifically described in SECTION
2.1 above (the obligations and liabilities of Seller not assumed by Purchaser are hereinafter referred to as the "Excluded Liabilities"). Without limiting the generality of the foregoing, Excluded Liabilities shall include any liabilities related to or arising out of the Excluded Assets.

                                   ARTICLE 3
                   CALCULATION AND PAYMENT OF PURCHASE PRICE

     3.1  Purchase Price.  The aggregate consideration to be paid to Seller for
          ---------------
the sale, transfer, and conveyance of the Acquired Assets and the Non-Compete Agreement (the "Purchase Price") shall be TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000).

     3.2  Payment of Purchase Price.    Subject to the fulfillment of the
          --------------------------
conditions set forth herein, on the Closing Date Purchaser shall pay to Seller TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000) by check or by wire transfer in immediately available funds to an account designated in writing by Seller.

     3.3  Transfer Expenses.  Seller shall pay any sales and use, transfer or
          ------------------
recording, documentary, or other taxes or charges levied on the transfer of the Acquired Assets (the "Transfer Expenses"). All Inventory shall be claimed as exempt from sales or use tax by Purchaser and Purchaser shall furnish Seller at the Closing with sales tax exemption certificates.

     3.4  Allocation of Purchase Price.  The parties agree the Purchase Price
          -----------------------------
shall be allocated as provided on SCHEDULE 3.4.

                                   ARTICLE 4
                             PROCEDURE FOR CLOSINGS

     4.1  Time and Place of Closing.  The closing for the purchase and sale
          --------------------------
contemplated by this Agreement (the "Closing") shall be held at the offices of

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Alston & Bird, One Atlantic Center, 1201 West Peachtree Street, Atlanta, Georgia
30309, on February 14, 1997, commencing at 10:00 a.m., Atlanta time, or at such other time and place as the parties hereto may agree in writing (the date on which the Closing actually occurs is hereinafter referred to as the "Closing Date"). Subject to the consummation of the Closing on the Closing Date, the sale, assignment, transfer, and conveyance to Purchaser of the Acquired Assets will be effective as of 12:01 a.m. Eastern Daylight Time on February 15, 1997 (the "Effective Time").

     4.2  Condition to Closing. The parties' obligations hereunder shall be
          --------------------
conditioned on:

          (a) Purchaser's receipt prior to the Closing of Uniform Commercial Code searches of filings made pursuant to Article 9 thereof in all jurisdictions where any of the Acquired Assets are located, in form, scope, and substance reasonably satisfactory to Purchaser and its counsel, which searches shall reflect the release or termination of liens, claims, security interests, or encumbrances against any of the Acquired Assets disclosed thereby, and to the extent any such release or termination is not reflected of record, Purchaser shall have received evidence satisfactory to it, that all such liens and encumbrances against the Acquired Assets have been released or terminated prior to or at the Closing or that the underlying obligations have been paid in full pursuant to SECTION 7.5.

          (b) The approval of the Board of Directors of Purchaser of the transactions contemplated by this Agreement.

          (c) The approval of the Board of Directors of Seller of the transactions contemplated by this Agreement.

          (d) The receipt by Purchaser and Seller of all consents and approvals of governmental agencies or regulators necessary to the consummation of the transactions contemplated by this Agreement.

     4.3  Transactions at the Closing.  At the Closing, each of the following
          ----------------------------
items shall be delivered:

          (a) Seller shall deliver to Purchaser the following:

          (i) such bills of sale, assignments, endorsements, and other good and sufficient instruments and documents of conveyance and transfer, in form reasonably satisfactory to Purchaser and its counsel, as shall be necessary and effective to transfer and assign to, vest in, and purchase all of Seller's right, title, and interests in and to the Acquired Assets;

         (ii) the Non-Solicitation Agreement;

        (iii) a certificate of incumbency of the Seller executed by a Secretary or Assistant Secretary thereof listing the officers authorized to execute this Agreement and certifying the authority of each such officer to execute the agreements, documents, and instruments on behalf of Seller in connection with the consummation of the transactions contemplated herein;

         (iv) a certificate of the Secretary of Seller containing a true and correct copy of the resolutions duly adopted by the board of directors and shareholders of Seller approving and authorizing each Acquisition Document (as hereinafter defined) and the transactions contemplated hereby and thereby certifying that such resolutions have not been rescinded, revoked, modified, or otherwise affected and remain in full force and effect;

         (v) the opinion of counsel to Seller in substantially the form of EXHIBIT B hereto (the "Seller Opinion");

        (vi) a true and correct copy of each consent and waiver that is required for the assignment of the Contracts, Telephone Contracts, Permits, Intellectual Property and other agreements and assets or otherwise required for the execution, delivery, and performance of this Agreement by Seller, along with a certificate dated as of the Closing Date, executed by an authorized officer of Seller to the foregoing effect;

       (vii) certificates of existence or certificates of good standing of Seller, as of a date within ten (10) days prior to the Closing Date, from the State of Texas; and

      (viii) such other certificates, instruments or evidence of the performance by Seller of all covenants and the satisfaction by Seller of all conditions required by this Agreement to be performed or satisfied by Seller at or prior to the Closing Date as Purchaser or its counsel may reasonably require.

     The documents and certificates to be delivered hereunder by or on behalf of Seller on the Closing Date shall be in form and substance reasonably satisfactory to Purchaser and its counsel.

          (b) Subject to the receipt and sufficiency of the items set forth in
SECTION 4.2(A) above, Purchaser shall deliver to or for the account of Seller the following:

          (i) a check or wire transfer in the amount equal to the Purchase Price as set forth in SECTION 3.2(A) in immediately available funds to an account designated in writing by Seller;

         (ii) an instrument or instruments of assumption of the Assumed Liabilities, duly executed by Purchaser, and reasonably satisfactory in form and substance to Seller and its counsel;

          (iii) a certificate executed by the Manager of Purchaser containing a true and correct copy of resolutions duly adopted by the Manager approving and authorizing this Agreement and each of the other Acquisition Documents (as hereinafter defined) to which Purchaser is a party and each of the transactions contemplated hereby and thereby certifying that such resolutions have not been rescinded, revoked, modified, or otherwise affected and remain in full force and effect;

          (iv) a certificate of incumbency of Purchaser executed by the President and attested by the Secretary or Assistant Secretary of the Manager of Purchaser listing the officers of the Manager authorized to execute this Agreement and the other Acquisition Documents to which Purchaser is a party and the instruments of assumption on behalf of Purchaser and certifying the authority of each such officer to execute the agreements, documents, and instruments on behalf of the Manager in connection with the consummation of the transactions contemplated herein;

          (v) certificates of existence or certificates of good standing of Purchaser, as of a date within ten (10) days prior to the Closing Date, from the State of Georgia; and

         (vi) the Non-Solicitation Agreement; and

        (vii) such other certificates, instruments or evidence of the performance by Purchaser of all covenants and satisfaction by Purchaser of all of the conditions required by this Agreement to be performed or satisfied by Purchaser at or before the Closing Date, as Seller or its counsel may reasonably require.

     The documents and certificates to be delivered to Seller hereunder by or on behalf of the Purchaser on the Closing Date shall be in form and substance reasonably satisfactory to Seller and its counsel.

     4.4  Certain Consents.  To the extent that the rights of Seller under any
          -----------------
agreement, Contract, Telephone Contract, commitment, lease, Permit, Office Lease, or other Acquired Asset to be assigned to Purchaser by Seller hereunder may not be assigned without the consent of another person which has not been obtained prior to the Closing Date, and which is materially important to the ownership, use or disposition by Purchaser of an Acquired Asset, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and Seller, at its expense, shall use its best efforts to obtain any such required consent(s) as promptly as possible. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Purchaser's rights under the Acquired Asset in question so that Purchaser would not in effect acquire the benefit of all such rights, Seller, to the maximum extent permitted by law and the specific Acquired Asset and at Seller's expense, shall act after the Closing as Purchaser's agent in order to obtain for Purchaser the benefits thereunder, and Seller shall cooperate, to the maximum extent permitted by law and the specific Acquired Assets, with Purchaser in any other reasonable arrangement designed to provide such benefits to Purchaser, including any sublease, subcontract or similar arrangement.

     4.5  Further Assurances.  Seller and Shareholders from time to time after
          -------------------
the Closing Date, at Purchaser's request, shall execute, acknowledge, and deliver to Purchaser such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications, and further assurances as Purchaser may require in order to vest more effectively in Purchaser, or to put Purchaser more fully in possession of, any of the Acquired Assets or to better enable Purchaser to complete, perform, or discharge any of the Assumed Liabilities. Each of the parties hereto will cooperate with the other and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement.

                                   ARTICLE 5
                         REPRESENTATIONS AND WARRANTIES
                                   OF SELLER

     Seller represents and warrants to Purchaser that:

     5.1  Organization and Qualification.  Seller is a corporation duly
          -------------------------------
organized, validly existing, and in good standing under the laws of the State of Texas.

     5.2  Authority.  Seller has full power and authority to enter into this
          ----------
Agreement and the agreements contemplated hereby, or respectively executed by it in connection herewith (collectively, this Agreement and such other agreements shall be referred to hereinafter as the "Acquisition Documents"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Seller of each of the Acquisition Documents to which it is a party has been duly and validly authorized and approved by all necessary action on the part of Seller. Each of the Acquisition Documents to which Seller is a party is the legal, valid, and binding obligation of Seller, enforceable against Seller, in accordance with its terms, except as enforceability may be limited by applicable equitable principles (whether applied in a proceeding at law or in equity) or by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, to the exercise of judicial discretion in accordance with general equitable principles, and to equitable defenses that may be applied to the remedy of specific performance. Neither the execution and delivery by Seller, respectively, of any of the Acquisition Documents to which it is a party nor the consummation by Seller of the transactions contemplated thereby will (i) violate the Articles of Incorporation or Bylaws of Seller or the trust instrument of the Safeton Trust, (ii) violate any provisions of law or any order of any court or any governmental entity to which Seller is subject, or by which the Acquired Assets, may be bound (iii) conflict with, result in a breach of, or constitute a default under any indenture, mortgage, lease, contract, warranty, agreement, arrangement, purchase or sale order or other instrument to which Seller is a party or by which it or any of the Acquired Assets may be bound if such conflict would have a material adverse effect, or (iv) result in the creation of any lien, charge, or encumbrance upon any of the Acquired Assets or increase or adversely affect the obligations of Seller or Purchaser under any of the Assumed Liabilities.

     5.3  Personal Property.  SCHEDULE 5.3.1 contains a true and correct list of
          -----------------
all Equipment owned and leased by Seller and included in the Acquired Assets, and SCHEDULE 5.3.2 contains a true and correct list of all Furniture and Fixtures and all other items of personal property (excluding items of Furniture and Fixtures and other personal property having a value of less than $1,000 individually, or $10,000 in the aggregate), which are owned or leased by Seller and included in the Acquired Assets. Each of the leases described on SCHEDULE
5.3.1 is in full force and effect and there are no existing defaults or events of default, real or claimed, or events which with notice or lapse of time or both would constitute defaults. No rights of Seller under such leases have been assigned or otherwise transferred as security for any obligation of Seller. Except as described on SCHEDULE 5.3.1, all such leases are fully assignable without the consent of any third party.

     5.4  Real Property.
          --------------

          (a) Seller does not own any real property.

          (b) A true and correct copy of the Office Lease and any amendments, extensions, and renewals thereof have been delivered to the Purchaser. The Office Lease is in full force and effect and there is no existing default or event of default, real or claimed, or event which with notice or lapse of time or both would constitute a default thereunder by Seller or any other party to such Office Leases. The License Agreement shall not cause a breach, default, or event of default under the Office Lease.

          (c) All Permits required for Seller's occupancy and operation of any property that is subject to the Office Lease have been obtained and are in full force and effect, and Seller has received no notices of violations in connection with such items.

     5.5  Contracts.
          ---------

          (a) SCHEDULE 5.5.1 contains a true and correct list of all Contracts other than Contracts with customers, together with a true and correct copy (and, if oral, a description) of each such Contract that (i) has a duration of twelve
(12) months or more, (ii) requires or could require any party thereto to pay $1,000 or more, or (iii) is between either Seller and any officer, stockholder, director, employee, or affiliate thereof or any other party hereto or any officer, stockholder, director, employee or affiliate of any such other party, and all modifications, amendments, renewals, or extensions thereof. SCHEDULE
5.5.2 contains a true and correct list of all customers who subscribe for voice messaging and call messaging services of Seller related to the Business as of the date hereof together with a true and correct copy of each form of agreement currently in effect with any such customer. Each of the Contracts listed or described in SCHEDULES 5.5.1 or 5.5.2 was entered into prior to the Closing Date in the ordinary course of business on terms substantially consistent with such Seller's practice prior thereto.

          (b) Each of the Contracts is in full force and effect and there exists no breach or violation of or default under any of such Contracts by Seller or, to the best of Seller's knowledge, any other party to such Contracts or any event which, with notice or the lapse of time, or both, will create a breach or violation thereof or default thereunder by Seller or any other party to such Contracts. Except as set forth on SCHEDULES 5.5.1 AND 5.5.2, each Contract listed therein is fully assignable without the consent of any third party.

          (c) There exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Contract, which would have an adverse effect on the business or condition, financial or otherwise, of the Business, including, without limitation, (i) the business relationship of Seller with any customer, distributor, or related group of customers or distributors, (ii) the requirements of any customer or related group of customers of the Business.

          (d) Seller has not granted any power of attorney affecting or with respect to the Business or the Acquired Assets that remains outstanding.

     5.6  Insurance.  The tangible Acquired Assets are insured under various
          ----------
policies of general liability and other forms of insurance, which policies are in adequate amounts. Seller has not been refused any insurance with respect to the Business by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the past year. There are no outstanding requirements or recommendations by any current insurer or underwriter with respect to the Business or the Acquired Assets which require or recommend changes in the conduct of Business, or require any repairs or other work to be done with respect to any of the Acquired Assets.

     5.7  Litigation.   There are no material arbitrations, grievances, actions,
          -----------
suits, or other proceedings pending or to the knowledge of Seller threatened against, or adversely affecting the Business or any of the Acquired Assets purported to be owned or used by Seller, at law or in equity or admiralty, nor to the Seller's knowledge is there any investigation pending or threatened, before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, related to the Business. Seller is not in default under or in violation of any order, writ, injunction, or decree of any federal, state, municipal court, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting the Business or the Acquired Assets purported to be owned or used by Seller.

     5.8  Absence of Changes.  Since January 1, 1997 there has not been any
          -------------------
transaction or occurrence in which Seller has suffered any material adverse change in the business, operations, condition (financial or otherwise), liabilities, assets, or earnings of the Business nor has there been any event which has had or may reasonably be expected to have a material adverse effect on any of the foregoing.

     5.9  Brokers and Finders.  Neither Seller nor Shareholder nor any affiliate
          --------------------
of either of them, has incurred any obligation or liability to any party for any brokerage fees, agent's commissions, or finder's fees in connection with the transactions contemplated by this Agreement.

     5.10  Governmental Approval and Consents.  Seller has obtained all Permits
           -----------------------------------
required for the lawful operation of the Business as presently conducted, if the failure to obtain such Permit would have a material adverse effect.

     5.11  Taxes.
           -----

          (a) Seller has timely filed all federal and foreign income tax returns, and all state, county, and local income, franchise, property, sales, use, unemployment, and other tax returns in each state and jurisdiction where such returns are required to be filed on or prior to the Closing Date, taking into account any extensions of the filing deadlines which have been validly granted to Seller, and such returns are and will be true and correct in all material respects. Seller has paid all federal, state, county, and local income, franchise, property, sales, use, and all other taxes and assessments (including penalties and interest in respect thereof, if any) that have become or are due with respect to any period ended on or prior to the Closing Date whether shown as due on such returns or not, or is contesting in good faith such taxes and assessments.

          (b) All taxes required to be withheld on or prior to the Closing Date from employees of Seller for income taxes and social security taxes have been properly withheld and, if required on or prior to the Closing Date, have been deposited with the appropriate governmental agency.

          (c) No claim or investigation is pending or threatened in writing by any state, local, or other jurisdiction alleging that Seller has a duty to file tax returns and pay taxes or is otherwise subject to the taxing authority of any jurisdiction with respect to any taxes covered by SECTION 5.11(A) nor has Seller received any notice or questionnaire from any such jurisdiction which suggests or asserts that Seller may have a duty to file such returns and pay such taxes, or otherwise is subject to the taxing authority of such jurisdiction.

     5.12  Compliance with Laws.  Seller is now with respect to the Acquired
           ---------------------
Assets to be transferred at the Closing in material compliance with all laws, statutes, ordinances, or regulations applicable to the Business and the Acquired Assets if the failure to so comply would have a material adverse effect.
Neither Seller nor any of the Acquired Assets is subject to any judgment, order, writ, injunction, or decree issued by any court or any governmental or administrative body or agency. Seller possesses all Permits required for the operation of the Business as presently conducted. Seller has not at any time during the last year (i) made any unlawful contribution to any political candidate, or failed to disclose fully any contribution in violation of law, or
(ii) made any payment to any federal, state or local governmental, regulatory or administrative officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

     5.13  Governmental Approval and Consents.  Except for consents contemplated
           -----------------------------------
by this Agreement, no consent, approval, or authorization of or declaration, filing, or registration with any governmental or regulatory authority is required in connection with the execution, delivery, and performance of this Agreement by Seller or the consummation by Seller of the transactions contemplated hereby.

     5.14  Adequacy of Acquired Assets.  The Acquired Assets include all rights,
           ----------------------------
properties, interests in properties, and assets necessary to permit Purchaser to carry on the Business as presently conducted by Seller.

     5.15  Title to Assets.  Seller has good and marketable title to the
           ----------------
Acquired Assets, free and clear of all liens, claims, charges, encumbrances and security interests of any kind or nature. All security interests and encumbrances of record against the Acquired Assets shall be released, terminated or discharged at the Closing by delivery to the Purchaser at the Closing of executed discharges, UCC termination or partial release statements signed by the secured party.

     5.16  Correctness of Representations.  No representation or warranty
           -------------------------------
excluding, however, the representations and warranties contained in SECTIONS 5.5 and 5.8 of Seller in this Agreement or in any Exhibit, certificate, or Schedule attached hereto or furnished pursuant hereto, contains any untrue statement of material fact or omits to state any fact necessary in order to make the statements contained therein not misleading in any material respect, and all such statements, representations, warranties, Exhibits, certificates, and Schedules are true and complete in all material respects. True copies of all mortgages, indentures, notes, leases, agreements, plans, Contracts, and other instruments listed on the Schedules delivered or furnished to Purchaser pursuant to this Agreement have been delivered to Purchaser.


                                   ARTICLE 6
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to Seller as follows:

     6.1  Organization and Qualification.  Purchaser is a limited liability
          -------------------------------
company duly organized, validly existing, and in good standing under the laws of the State of Georgia and has all necessary power and authority to conduct its business, to own, lease, or operate its properties in the places where such business is conducted and such properties are owned, leased, or operated.

     6.2  Authority.  Purchaser has full power and authority to enter into this
          ----------
Agreement and each of the other Acquisition Documents to which it is a party and consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Purchaser of this Agreement and each of the other Acquisition Documents to which Purchaser is a party have been duly and validly authorized and approved by all necessary action on the part of Purchaser. This Agreement and each of the other Acquisition Documents to which Purchaser is a party are the legal, valid, and binding obligations of Purchaser enforceable against Purchaser in accordance with their terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, and by the exercise of judicial discretion in accordance with equitable principles. Neither the execution and delivery by Purchaser of this Agreement or any of the other Acquisition Documents to which Purchaser is a party nor the consummation by Purchaser of the transactions contemplated hereby or thereby will (i) violate Purchaser's Operating Agreement, (ii) violate any provisions of law or any order of any court or any governmental unit to which Purchaser is subject, or by which its assets are bound, or (iii) conflict with, result in a breach of, or constitute a default under any indenture, mortgage, lease, agreement, or other instrument to which Purchaser is a party or by which its assets or properties are bound.

     6.3  Litigation.  There is no suit, action, proceeding, claim or
          -----------
investigation pending, or, to Purchaser's knowledge, threatened, against Purchaser which would affect the consummation of the transactions contemplated hereby.

     6.4  Correctness of Representations.  No representation or warranty of
          -------------------------------
Purchaser in this Agreement or in any Exhibit, certificate, or Schedule attached hereto or furnished pursuant hereto contains any untrue statement of material fact or omits to state any fact necessary in order to make the statements contained therein not misleading in any material respect, and all such statements, representations, Exhibits, and certificates are true and complete.

     6.5  Governmental Approval and Consents.  No consent, approval, or
          -----------------------------------
authorization of or declaration, filing, or registration with any governmental or regulatory authority is required in connection with the execution, delivery, and performance by Purchaser of this Agreement or the consummation of the transactions contemplated hereby.

                                   ARTICLE 7
                              POST CLOSING MATTERS

     7.1   Employment of Employees.  Purchaser shall have no obligation to
           ------------------------
employ or to offer employment to any of the employees of Seller. Seller shall be responsible for the payment of all wages, commissions, severance pay, accrued but unpaid wages, vacation pay, sick pay, and holiday pay to the employees of Seller, up to and including the date Seller terminates the employment of such employees. Seller shall be responsible for the payment of any amounts due to its employees pursuant to any benefit plans of Seller as a result of the employment of its employees.

     7.2   Seller's Benefit Plans.  Purchaser shall assume no responsibility
           -----------------------
with regard to any benefit plans of Seller.

     7.3  Maintenance of Books and Records.
          ---------------------------------

          (a) Seller and Purchaser shall preserve until the fifth anniversary of the Closing Date all Books and Records possessed or to be possessed by such party relating to any of the assets, liabilities or business of Seller prior to the Closing Date. Seller shall give Purchaser written notice of any Books and Records discovered by Seller that were not transferred to Purchaser. After the Closing Date, where there is a legitimate purpose, such party shall provide the other parties with access, upon prior reasonable written request specifying the need therefor, during regular business hours, to (i) the officers and employees of such party and (ii) the books of account and records of such party, but, in each case, only to the extent relating to the Business prior to the Closing Date, and the other parties and their representatives shall have the right to make copies of such books and records; provided, however, the foregoing right of access shall not be exercisable in such a manner as to interfere unreasonably with the normal operations and business of such party; and further, provided, as to so much of such information as constitutes trade secrets or confidential business information of such party, the requesting party, its affiliates, officers, directors and representatives will use due care to not disclose such information except (i) as required by law, (ii) with the prior written consent of such party, which consent shall not be unreasonably withheld, or (iii) where such information becomes available to the public generally, or becomes generally known to competitors of such party, through sources other than the requesting party, its affiliates or its officers, directors or representatives. Such records may nevertheless be destroyed by a party if such party sends to the other parties written notice of its intent to destroy records, specifying with particularity the contents of the records to be destroyed. Such records may then be destroyed after the 30th day after such notice is given unless another party objects to the destruction in which case the party seeking to destroy the records shall deliver such records to the objecting party.

          (b) Purchaser shall fully cooperate with Seller in the preparation and filing of all tax filings relating to the period ending prior to the Closing Date. Purchaser also shall make available to Seller such information as may be reasonably required by Seller in connection with audits or otherwise for the proper payment of taxes for which Seller is responsible. Purchaser shall provide within a reasonable time after the receipt of a written request all information contained in its files necessary for the preparation by Seller of a Form W-2 for the calendar year in which the Closing occurs for each Hired Employee.

     7.4   Payments Received.  Seller and Purchaser agree that after the
           ------------------
Effective Time they will hold and will promptly transfer and deliver to the proper recipient thereof, from time to time as and when received by them, any cash, checks with appropriate endorsements (using their best efforts not to convert such checks into cash), or other property that they may receive on or after the Effective Time which properly belongs to the other party, including without limitation, any insurance proceeds, and will account to the other for all such receipts.

     7.5   Covenant to Pay Debts.  Promptly following the Closing Seller will
           ----------------------
pay in full all indebtedness of Seller to third parties (including, without limitation, trade payables, accrued taxes, amounts due to employees, bank indebtedness and all other indebtedness, whether secured or unsecured) owed by Seller on or as of the Closing Date, and to the extent any of the Acquired Assets are security for any such indebtedness, obtain the release of all liens, claims, charges, encumbrances or security interests in such Acquired Assets and deliver evidence (which shall be in form reasonably satisfactory to Purchaser and its counsel) of such release or that the underlying obligations have been paid in full pursuant to SECTION 7.5 to Purchaser at the Closing.

                                   ARTICLE 8
                                INDEMNIFICATION

     8.1  Definitions
          -----------

     For the purposes of this Article:

          (a) "Indemnification Claim" shall mean a claim for indemnification hereunder.

          (b) "Purchaser Indemnitees" shall mean the Purchaser and its agents, representatives, employees, officers, directors, shareholders, controlling persons and affiliates.

          (c) "Seller Indemnitees" shall mean the Seller and its agents, representatives, employees, officers, directors, shareholders, controlling persons and affiliates.

          (d) "Seller Indemnitors" shall mean Seller and Shareholders.

          (e) "Purchaser Indemnitor" shall mean Purchaser.

          (f) "Losses" shall mean any and all demands, claims, actions or causes of action, assessments, losses, diminution in value, damages (including special and consequential damages), liabilities, costs, and expenses, including without limitation, interest, penalties, cost of investigation and defense, and reasonable attorneys' and other professional fees and expenses.

          (g) "Third Party Claim" shall mean any claim, suit or proceeding (including, without limitation, a binding arbitration or an audit by any taxing authority) that is instituted against an Indemnitee by a person or entity other than an Indemnitor and which, if prosecuted successfully, would result in a Loss for which such Indemnitee is entitled to indemnification hereunder.

          (h) "Indemnitee" means a Seller Indemnitee or a Purchase Indemnitee as the context may require.

          (i) "Indemnitor" means a Seller Indemnitor or a Purchaser Indemnitor as the context may require.

     8.2  Agreement of Seller and Shareholders to Indemnify
          -------------------------------------------------

          Subject to the terms and conditions of this Article, Seller Indemnitors agree to indemnify, defend, and hold harmless Purchaser Indemnitees, and each of them, from, against, for, and in respect of any and all Losses asserted against, or paid, suffered or incurred by, such Purchaser Indemnitees and resulting from, based upon, or arising out of:

          (a) the inaccuracy, untruth, or incompleteness of any material representation or warranty of the Seller Indemnitors contained in or made pursuant to this Agreement or in any certificate, Schedule, or Exhibit furnished by Seller Indemnitors in connection herewith;

          (b) a breach of or failure to perform any material covenant or agreement of Seller Indemnitors made in this Agreement;

          (c) the failure to comply with the Bulk Sales Act or any comparable law to the extent such act or law is or may be deemed to be applicable to the transactions provided for herein; and

          (d)  any Excluded Liability.

     8.3  Agreement of Purchaser to Indemnify.  Subject to the terms and
          ------------------------------------
conditions of this Article, Purchaser Indemnitor agrees to indemnify, defend and hold harmless the Seller Indemnitees, and each of them, from, against, for and in respect of any and all Losses asserted against, or paid, suffered or incurred by a Seller Indemnitee arising from the Telephone Contracts after the Effective Time, but excluding any obligations or liabilities arising from or relating to any breach or violation of the Telephone Contracts by Seller prior to the Effective Time or default under such Telephone Contracts by Seller prior to the Effective Time.

     8.4  Procedures for Indemnification.
          -------------------------------

          (a) An Indemnification Claim shall be made by an Indemnitee by delivery of a written notice to Indemnitor requesting indemnification and specifying the basis on which indemnification is sought and the amount of asserted Losses and, in the case of a Third Party Claim, containing (by attachment or otherwise) such other information as such Indemnitee shall have concerning such Third Party Claim.

          (b) If the Indemnification Claim involves a Third Party Claim the procedures set forth in SECTION 8.5 hereof shall be observed by Indemnitee and Indemnitor.

          (c) If the Indemnification Claim involves a matter other than a Third Party Claim, Indemnitor shall have thirty (30) days to object to such Indemnification Claim by delivery of a written notice of such objection to such Indemnitee specifying in reasonable detail the basis for such objection. Failure to timely so object shall constitute a final and binding acceptance of the Indemnification Claim by Indemnitor, and the Indemnification Claim shall be paid in accordance with subsection (d) hereof. If an objection is timely interposed by Indemnitor and the dispute is not resolved by Indemnitee and Indemnitor within fifteen (15) days from the date Indemnitee receives such objection, such dispute shall be resolved by arbitration as provided in SECTION
9.13 of this Agreement.

          (d) No Indemnification Claim shall be made against Seller Indemnitors until the total amount of all outstanding Indemnification Claims against the Seller Indemnitors, or any of them, under SECTION 8.2 hereof equals Ten Thousand Dollars ($10,000.00), at which time and thereafter all outstanding Indemnification Claims may be made, including those Indemnification Claims subject to the aforementioned limitation. Notwithstanding anything to the contrary herein contained, the maximum aggregate liability of any Seller Indemnitor hereunder shall be an amount equal to such Seller Indemnitor's pro rata portion of the Purchase Price (such pro rata portion is to be based on the assumption that at the Closing Date, Seller distributes the proceeds of the Purchase Price to the Shareholders based on their pro rata share ownership).

     8.5  Third Party Claims.  The obligations and liabilities of the parties
          ------------------
hereunder with respect to a Third Party Claim shall be subject to the following terms and conditions:

          (a) Indemnitee shall give Indemnitor written notice of a Third Party Claim promptly after receipt by Indemnitee of notice thereof, and Indemnitor may undertake the defense, compromise and settlement thereof by representatives of its own choosing reasonably acceptable to Indemnitee. The failure of Indemnitee to notify Indemnitor of such claim shall not relieve Indemnitors of any liability that it may have with respect to such claim except to the extent Indemnitor demonstrates that the defense of such claim is prejudiced by such failure. The assumption of the defense, compromise and settlement of any such Third Party Claim by Indemnitor shall be an acknowledgment of the obligation of Indemnitor to indemnify Indemnitee with respect to such claim hereunder. If Indemnitee desires to participate in, but not control, any such defense, compromise and settlement, it may do so at its sole cost and expense. If, however, Indemnitor fails or refuses to undertake the defense of such Third Party Claim within twenty (20) days after written notice of such claim has been given to Indemnitor by Indemnitee, Indemnitee shall have the right to undertake the defense, compromise and settlement of such claim with counsel of its own choosing. In the circumstances described in the preceding sentence, Indemnitee shall, promptly upon its assumption of the defense of such claim, make an Indemnification Claim as specified in SECTION 8.4 which shall be deemed an Indemnification Claim that is not a Third Party Claim for the purposes of the procedures set forth herein.

          (b) In connection with the defense, compromise or settlement of any Third Party Claim, the parties to this Agreement shall execute such powers of attorney as may reasonably be necessary or appropriate to permit participation of counsel selected by any party hereto and, as may reasonably be related to any such claim or action, shall provide access to the counsel, accountants and other representatives of each party during normal business hours to all properties, personnel, books, tax records, contracts, commitments and all other business records of such other party and will furnish to such other party copies of all such documents as may reasonably be requested (certified, if requested).

     8.6  Other Rights and Remedies Not Affected.  The rights of Indemnitee
          --------------------------------------
under this Article 8 are independent of and in addition to such rights and remedies as Indemnitee may have at law or in equity or otherwise for any misrepresentation, breach of warranty or the failure to fulfill any agreement or covenant hereunder on the part of Indemnitor, including without limitation the right to seek specific performance, recession or restitution, none of which rights or remedies shall be affected or diminished hereby, provided however, that any remedy available to Purchaser Indemnitiees shall be subject to the limitations set forth in SECTION 8.4(D).

     8.7  Survival.  All representations, warranties and agreements contained in
          --------
this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Closings notwithstanding any investigation conducted with respect thereto or any knowledge acquired as to the accuracy or inaccuracy of any such representation or warranty.

     8.8  Time Limitations.  Seller Indemnitors shall have no liability under
          ----------------
clause (a) of SECTION 8.2 with respect to: (a) the breach of any representation or warranty, other than those set forth in SECTIONS 5.1, 5.2, 5.11 and 5.15 hereof, unless on or before one (1) years after the Closing Date Seller Indemnitors are given notice asserting an Indemnification Claim with respect thereto, and (b) the breach of the representations and warranties of Seller contained in SECTIONS 5.11 hereof, unless notice asserting an Indemnification Claim based thereon is given to Seller Indemnitors prior to the expiration of the applicable statute of limitations for the assertion of liability against the Purchaser based upon the matters that are the subject of the representations and warranties contained in such Sections. An Indemnification Claim based upon a breach of the representations and warranties set forth in SECTIONS 5.1, 5.2 and
5.15 or based upon the failure of Seller to perform the covenants and agreements to be performed by them hereunder may not be made unless on or before twenty
(20) years after the Closing Date Seller Indemnitors are given notice asserting an Indemnification Claim with respect thereto.

     8.9  Subrogation.  Upon payment in full of any Indemnification Claim,
          -----------
whether such payment is effected by set-off or otherwise, or the payment of any judgment or settlement with respect to a Third Party Claim, Indemnitor shall be subrogated to the extent of such payment to the rights of Indemnitee against any person or entity with respect to the subject matter of such Indemnification Claim or Third Party Claim.

                                   ARTICLE 9
                               GENERAL PROVISIONS

     9.1   Fees and Expenses.  Except as otherwise specifically provided in this
           ------------------
Agreement, Seller, on the one hand, and Purchaser, on the other hand, shall pay their respective fees and expenses in connection with the transactions contemplated by this Agreement.

     9.2   Notices.  All notices, request, demands, and other communications
           --------
hereunder shall be in writing and shall be delivered (a) in person or by courier, (b) mailed by first class registered or certified mail, or (c) delivered by facsimile transmission, as follows:

          (a)  If to Seller:

               Call One, Inc.
               2100 North Highway 360
               Suite 205
               Grand Prairie, Texas  75050
               Telephone:  (____)_________
               Telecopier:  (____)_________
          with a copy (which shall not constitute notice) to:

               Steven E. Smathers, Esq.
               3131 McKinney Avenue
               Dallas, Texas  75204
               Telephone:  (214) 871-3320
               Telecopier:  (214) 871-1620

          (b)  If to Purchaser:

               Satellink Paging LLC
               1325 Northmeadow Parkway
               Suite 120
               Roswell, Georgia  30076
               Attn:  Mr. Jerry W. Mayfield
               Telephone:  (770) 772-9909
               Telecopier:  (770) 664-2650

          with a copy (which shall not constitute notice) to:

               Alston & Bird
               One Atlantic Center
               1201 West Peachtree Street
               Atlanta, Georgia  30309
               Attention:  S.J. Nurkin, Esq.
               Telephone:  (404) 881-7000
               Telecopier:  (404) 881-7777

or to such other address as the parties hereto may designate in writing to the other in accordance with this SECTION 9.2. Any party may change the address to which notices are to be sent by giving written notice of such change of address to the other parties in the manner above provided for giving notice. If delivered personally or by courier, the date on which the notice, request, instruction or document is delivered shall be the date on which such delivery is made and if delivered by facsimile transmission or mail as aforesaid, the date on which such notice, request, instruction or document is received shall be the date of delivery.

     9.3   Assignment; Binding Effect.  Except as provided in this SECTION 9.3,
           ---------------------------
prior to the Closing, this Agreement shall not be assignable by any of the parties hereto without the written consent of the other; provided, however, that Purchaser may assign all of its rights hereunder to any subsidiary of Purchaser, but such assignment shall not relieve Purchaser of its obligations hereunder in the event such assignee shall fail timely to perform any of such obligations From and after any such assignment, the word "Purchaser" shall include assignee.

     9.4  No Benefit to Others.  The representations, warranties, covenants, and
          --------------------
agreements contained in this Agreement are for the sole benefit of the parties hereto and, in the case of Article 8 hereof, Indemnitee and its heirs, executors, administrators, legal representatives, successors and assigns, and they shall not be construed as conferring any rights on any other persons.

     9.5  Headings, Gender, "Person" and "Affiliate".  All section headings
          ------------------------------------------
contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, governmental authority or body, association, unincorporated organization or any other entity, and any reference to an "affiliate," whether or not such term is capitalized, with respect to a person shall mean a person or entity that is controlled by, under common control with or controls such person.

     9.6   Counterparts.  This Agreement may be executed in two (2) or more
           -------------
counterparts, all of which shall be considered one and the same agreement, and shall become effective when one counterpart has been signed by each party and delivered to the other party hereto.

     9.7   Integration of Agreement.  This Agreement supersedes all prior
           -------------------------
agreements, oral and written, between the parties hereto with respect to the subject matter hereof. Neither this Agreement, nor any provision hereof, may be changed, waived, discharged, supplemented, or terminated orally, but only by an agreement in writing signed by the party against which the enforcement of such change, waiver, discharge, or termination is sought.

     9.8  Time of Essence.  Time is of the essence in this Agreement.
          ----------------

     9.9  Governing Law.  This Agreement shall be construed under the laws of
          --------------
the State of Texas.

     9.10  Partial Invalidity.  Whenever possible, each provision hereof shall
           -------------------
be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

     9.11  Investigation.  No inspection, preparation, or compilation of
           -------------
information or Schedules, or audit of the inventories, properties, financial condition, or other matters relating to Seller conducted by or on behalf of Purchaser pursuant to this Agreement shall in any way limit, affect, or impair the ability of Purchaser to rely upon the representations, warranties, covenants, and agreements of Seller set forth herein. Any disclosure made on one Schedule shall not be deemed made on any other Schedule, unless appropriate cross-referencing is made. The covenants and representations and warranties of Seller and Purchaser shall survive the Closing and the execution and delivery of all instruments of conveyance for the periods set forth in SECTION 8.8.

     9.12  Public Announcements.  Seller and Purchaser will consult with each
           ---------------------
other before issuing any press releases or otherwise making any public statements or filings with governmental entities with respect to this Agreement or the transactions contemplated hereby and shall not issue any press releases or make any public statements or filings with governmental entities prior to such consultation and shall modify any portion thereof if the other party reasonably objects thereto, unless the same may be required by applicable law.

     9.13  Arbitration.  The parties agree that any dispute between or among
           -----------
them arising out of or based upon this Agreement, the remaining Acquisition Documents or the consummation of the transactions provided for herein shall be submitted to and resolved by arbitration in Dallas, Texas in accordance with the rules and procedures of the American Arbitration Association, and the decision of the arbiter(s) in such dispute shall be final and binding on the parties to such arbitration proceeding. Except as the arbiter(s) may otherwise award or assess the expenses of any such proceeding, each party shall bear its own costs and expenses, including the expense of its counsel, in any such arbitration proceeding.

     IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed on its behalf by its duly authorized officer, all as of the day and year first above written.

                              PURCHASER:

          (SEAL)              SATELLINK PAGING LLC

                              By: /s/ Jerry W. Mayfield
                                 -------------------------------
                              Title: President
                                    ----------------------------


                              SELLER:
          (SEAL)
                              CALL ONE, INC.


                              By: /s/ Larry Simmons
                                 -------------------------------
                              Title: President
                                    ----------------------------


                              SHAREHOLDERS:

                               /s/ James Sowell
                               ---------------------------------
                              James Sowell


                              /s/ Larry Simmons
                              ----------------------------------
                              Larry Simmons


                              JAY LEE JAMESON, AS TRUSTEE OF THE SAFETON TRUST, dated October 1, 1992

                              By: /s/ Jay Lee Jameson
                                --------------------------------
                                 Jay Lee Jameson, Trustee